SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2009

Date of Report (Date of earliest event reported)

HEPALIFE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-29819

(Commission File Number)

58-2349413

(I.R.S. Employer Identification No.)

60 State Street, Suite 700, Boston, MA  02109

(Address of principal executive offices)

(800) 518-4879

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

Item 1.01(a)    Entry into Material Definitive Agreement

            On May 7, 2010 the Company's Board of Directors approved an amendment to the stock option Agreement dated October 13, 2009 between the Company and Mr. Amit S. Dang, the Company's President and Chief Executive Officer, to extend the term during which vested options can be exercised following Mr. Dang’s resignation or removal from 90 days to twelve months.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2009 Donna Lopolito resigned as Chief Financial Officer. The resignation was not due to any disagreements between the Company and Ms. Lopolito.  As previously reported Mr. Amit S. Dang was appointed to the position of Interim Chief Financial Officer on November 16, 2009 by the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 4, 2010 the Company's Board of Directors subject to the consent approval by our shareholders, approved:

 •     an amendment to the Company’s Articles of Incorporation in the form attached hereto as (the “ Articles of Amendment ”) to (i) increase the number of shares of Common Stock, $0.001 par value per share (the “ Common Stock ”) which the Company is authorized to issue from 300,000,000 shares to 500,000,000 shares; (ii) change the par value of the Company's authorized Preferred Stock from $0.10 to $0.001 per share; and (iii) provide for the classification of the Company’s Board of Directors and to further provide for staggered terms of service for each class of directors; and

•       the Amended and Restated By-laws of the Company, as attached hereto.

The Articles of Amendment and the Amended and Restated By-laws were approved on May 7, 2010 by written consent of shareholders (the “Consenting Shareholders”) owning approximately 53% of the Company's  issued and outstanding common stock as of May 7, 2010. The Company filed an Information Statement on Schedule 14C (the “Information Statement”) describing the actions taken by our Board of Directors and the Consenting Shareholders.

The Articles of Amendment will become effective upon filing with the Secretary of State of the State of Florida; the filing is not expected to occur until at least 20 days following the distribution of the Information Statement to the Company's shareholders of record as of May 7, 2010; the Amended and Restated By-laws will also become effective 20 days following the mailing of the Information Statement.  The Company expects to mail the Information Statement on or about May 17, 2010.

Prior thereto, on September 30, 2008 and August 19, 2008, the Company's Board of Directors amended the Company’s By-Laws to, respectively (i) modify the description of officers (and their respective functions) which the Board of Directors could appoint and (ii) conform the notice requirements for a special meeting of the shareholders to the requirements of the Florida Business Corporation’s law.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description
3.1	Form of Articles of Amended as adopted by the Board of Directors and Approved on May 7, 2010
3.2	Amended and Restated Bylaws Approved on May 7, 2010
10.1	Stock Option Agreement dated October 13, 2009 between Amit S. Dang and HepaLife Technologies, Inc., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEPALIFE TECHNOLOGIES, INC.

/s/Amit S. Dang

Amit S. Dang

President and CEO

Date: May 10, 2010